Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-275991, 333-270859, and 333-273293 on Form F-3 and Registration Statement No. 333-283695 on Form S-8 of our report dated January 20, 2026, relating to the financial statements of Clearmind Medicine Inc., appearing in this Annual Report on Form 20-F for the year ended October 31, 2025.

/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel

January 20, 2026